Exhibit 99.1









December 12, 2002


Securities and Exchange Commission
Washington, D.C.  20549


Ladies and Gentlemen:

We were previously principal accountants for Atlantic Technology Ventures, Inc. (Atlantic) and, under the date of March 22, 2002, we reported on the consolidated financial statements of Atlantic Technology Ventures, Inc. and subsidiaries (a development stage company) as of and for the years ended December 31, 2001 and 2000, and for the period from July 13, 1993 (inception) to December 31, 2001. On December 5, 2002, we declined to stand for re-election.

We have read Atlantic Technology Ventures, Inc.'s statements included under Item 4 of its Form 8-K dated December 5, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with the following:

     i) Atlantic's statement in (2) that it engaged J.H. Cohn, LLP as its new independent auditors, and

     ii) Atlantic's statements in (6) that on December 9, 2002, it engaged J.H. Cohn as its independent auditors for the fiscal year ending December 31, 2002 and to audit Atlantic's financial statements; that during Atlantic's two most recent fiscal years and the subsequent interim period preceding the engagement of J.H. Cohn, Atlantic did not consult J.H. Cohn on any matter requiring disclosure under Item 304(a)(2) of Regulation S-K or that the selection of J.H. Cohn is based on the recommendation of the audit committee.

Very truly yours,

/s/ KPMG LLP